As filed with the Securities and Exchange Commission on June 30, 2011

                                                                                                                                                              Registration No. 333-175054

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Amendment No. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOR MINERALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2081929 (I.R.S. Employer Identification Number)

 722 Burleson Street
Corpus Christi, Texas  78402
(361) 883-5591
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Barbara Russell
Chief Financial Officer
722 Burleson Street
Corpus Christi, Texas  78402
(361) 883-5591
(Address, including zip code, and telephone number, including area code, of agent for service)

 with copies to:
L. Steven Leshin, Esq.
Douglas M. Berman, Esq.
Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, TX  75202
(214) 979-3000

 Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-175054) is solely to file a new Exhibit 5.1 (which exhibit includes the consent required by Exhibit 23.1). Accordingly, a preliminary prospectus has been omitted. 1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14   Other Expenses of Issuance and Distribution.
Securities and Exchange Commission filing fee	$ 2,896.35
Accounting fees and expenses	3,000.00
Legal fees and expenses	25,000.00
Total expenses	$ 30,896.35

All of the above fees and expenses will be paid by the selling stockholders. Other than the SEC filing fee, all fees and expenses are estimated.

Item 15   Indemnification of Directors and Officers.

                The Company's Certificate of Incorporation, as amended, permits indemnification to the fullest extent permitted by Delaware law.  The Company's Bylaws require the Company to indemnify each person who was or is made a party or is threatened to be made a party or is otherwise  involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity, from and against all costs, charges, liabilities and losses (including without limitation, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) suffered and expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The Company shall be required to indemnify a director or officer in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company.  The Company's Bylaws require the Company to pay expenses actually incurred by a director or officer in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such  expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined  that such director or officer is not entitled to be indemnified  under the Bylaws or otherwise.  The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.  Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgment in its favor.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16    Exhibits.
Exhibit Number	Description
5.1*	Opinion of Hunton & Williams LLP as to the legality of the securities being registered
23.1*	Consent of Hunton & Williams LLP (included in Exhibit 5.1)
23.2**	Consent of UHY LLP
24.1**	Power of Attorney (included in signature page to registration statement)
____________________
*     Filed herewith.

**   Previously filed. II-2

Undertakings.

(a)                 The undersigned registrant hereby undertakes:

(1)                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)                To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                 Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Corpus Christi, Texas on June 30, 2011.

TOR MINERALS INTERNATIONAL, INC.

By:         /s/ Olaf Karasch
          Olaf Karasch
          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in their capacities and on the date indicated.

Signatures	Capacity with the Company	Date

/s/ OLAF KARASCH Olaf Karasch	President and Chief Executive Officer	June 30, 2011

*________________________ Bernard A. Paulson	Chairman of the Board	June 30, 2011

/s/ BARBARA RUSSELL Barbara Russell	Treasurer and Chief Financial Officer (Principal Accounting Officer)	June 30, 2011

*________________________ Julie Buckley	Director	June 30, 2011

*________________________ David Hartman	Director	June 30, 2011

*________________________ Doug Hartman	Director	June 30, 2011

*________________________ Thomas W. Pauken	Director	June 30, 2011

*________________________ Steven Paulson	Director	June 30, 2011

*________________________ Chin Yong Tan	Director	June 30, 2011

* By:  /s/  BARBARA RUSSELL
           Barbara Russell
           Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Hunton & Williams LLP as to the legality of the securities being registered
23.1*	Consent of Hunton & Williams LLP (included in Exhibit 5.1)
23.2**	Consent of UHY LLP
24.1**	Power of Attorney (included in signature page to registration statement)

____________________
*     Filed herewith.

**   Previously filed.